Exhibit 99.3

STRICTLY CONFIDENTIAL
Execution Version

To: Parties listed on the signature pages hereto

September 16, 2020

Re: Exclusivity Period

References are made in this letter (this “Letter”) to (i) the preliminary non-binding proposal, dated as of September 18, 2019, to acquire for cash all of the ordinary shares of China Biologic Products Holdings, Inc. (the “Company”) not currently owned by a consortium (the “Buyer Consortium”) consisting of, among others, Beachhead Holdings Limited (“Beachhead”), PW Medtech Group Limited (“PWM”), CITIC Capital China Partners IV, L.P., represented by its general partner CCP IV GP Ltd. (“CITIC Capital”), Parfield International Ltd. (“Parfield”), HH SUM-XXII Holdings Limited (“HH Sum”) and V-Sciences Investments Pte Ltd (“V-Sciences”) (the transactions contemplated by such proposal, the “Proposed Transaction”); (ii) that certain consortium agreement, dated as of September 18, 2019, by and among Beachhead, PWM, CITIC Capital, Parfield, HH Sum and V-Sciences (as amended by amendment no. 1 thereto dated as of January 23, 2020 and as further amended, restated or modified from time to time, the “Consortium Agreement”); and (iii) that certain deed of adherence to the Consortium Agreement, dated on or about the date hereof, by Mr. Joseph Chow (“Mr. Chow”), chairman and chief executive officer of the Company, pursuant to which Mr. Chow will join the Buyer Consortium. Capitalized terms used but not defined in this Letter have the meanings given to them in the Consortium Agreement.

In consideration of the on-going discussions among, and efforts by, the members of the Buyer Consortium in connection with the Proposed Transaction, each party to this Letter hereby agrees that:

(A)	with respect to such party, the Exclusivity Period as defined in Section 4.1 of the Consortium Agreement shall be extended to December 17, 2020;

(B)
the provisions under Article IV (other than Section 4.9 and Section 4.10) of the Consortium Agreement are hereby incorporated by reference in their entirety into this Letter and shall apply to the parties to this Letter, in each case mutatis mutandis; provided that (i) references to the “Exclusivity Period” under such provisions shall have the meaning described under clause (A) above, (ii) references to the “Parties” under such provisions shall refer to the parties to this Letter and (iii) references to “this Agreement” under such provisions shall refer to the Consortium Agreement as modified by this Letter; and

(C)
for the avoidance of doubt, except as expressly stated herein with respect to the parties hereto, the provisions of the Consortium Agreement are and shall remain in full force and effect pursuant to the terms thereof.

The provisions of Article VII (Announcements and Confidentiality), Article VIII (Notices) and Article X (Miscellaneous) of the Consortium Agreement shall apply mutatis mutandis to this Letter.

[Signature Page to Follow]

Sincerely,

Beachhead Holdings Limited

By:	/s/ Hui Li
Name: Hui Li
Title: Director

Double Double Holdings Limited

By:	/s/ Hui Li
Name: Hui Li
Title: Director

Point Forward Holdings Limited

By:	/s/ Hui Li
Name: Hui Li
Title: Director

Notice details:
Suite 1008, Two Pacific Place, 88 Queensway, Hong Kong
Attention: Andrew Chan

with a copy to (which shall not constitute notice):

Kirkland & Ellis
26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Attention: Gary Li; Xiaoxi Lin

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

Joseph Chow

/s/ Joseph Chow

Notice details:

Address:	18F, Jialong International Tower, No. 19 Chaoyang Park Road, Chaoyang District, Beijing, 100125, China

Attention:	Joseph Chow

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

PW Medtech Group Limited (普华和顺集团公司)

By:	/s/ Yue’e Zhang
Name: Yue’e Zhang
Title: Director

Notice details:

PW Medtech Group Limited
Building 1, No. 23 Panlong West Road
Pinggu District, Beijing
PRC 101204
Attention: George Chen

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati
Suite 1509, 15/F, Jardine House
1 Connaught Place, Central
Hong Kong
Attention: Weiheng Chen

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

CITIC Capital China Partners IV, L.P.,
represented by its general partner CCP IV GP Ltd.

By:	/s/ Rikizo Matsukawa
Name: Rikizo Matsukawa
Title: Director

Notice details:

c/o CITIC Capital Partners Management Limited
28/F, CITIC Tower
1 Tim Mei Avenue
Central, Hong Kong
Attention: Vicki Hui/Karen Chiu

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Attention: Frank Sun

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

Parfield International Ltd.

By:	/s/ Marc Chan
Name: Marc Chan
Title: Director

Notice details:

Unit No. 21E, 21st Floor, United Centre
95 Queensway, Admiralty Hong Kong
Attention: Marc Chan
Facsimile: (852)2571-8400

with a copy to (which shall not constitute notice):

K&L Gates LLP
925 Fourth Avenue, Suite 2900
Seattle, WA 98104-1158
United States of America
Attention: Christopher H. Cunningham
Facsimile: (206)370-6040

and

K&L Gates
44/F., Edinburgh Tower
The Landmark
15 Queen’s Road Central, Hong Kong
Attention: Michael Chan
Facsimile: (852)25119515

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

HH SUM-XXII Holdings Limited

By:	/s/ Colm O’Connell
Name: Colm O’Connell
Title: Authorized Signatory

Notice details:

Attention: Wei CAO
Address: Suite 2202, 22nd Floor, Two International Finance Centre
8 Finance Street, Central, Hong Kong
Email: wcao@hillhousecap.com
With a copy to Adam Hornung
Email: Legal@hillhousecap.com

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges
29/F, Alexandra House
18 Chater Road, Central, Hong Kong
Attention: Tim Gardner; Chris Welty

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

V-Sciences Investments Pte Ltd

By:	/s/ Khoo Shih
Name: Khoo Shih
Title: Authorised Signatory

Notice details:

Address:	60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891

Attention:	Khoo Shih khooshih@temasek.com.sg +65 6828 6943

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
45th Floor, Fortune Financial Center
5 bong San Huan Zhong Lu
Chaoyang District, Beijing, China
Attention: Denise Shiu
Email: DShiu@cgsh.com
Tel: + 86 10 5920 1080

[Signature Page to Exclusivity Extension Letter]